SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            INDUSTRIAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing fee (Check the appropriate box)
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)     Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------
     2)     Aggregate number of securities to which transaction applies:

            ------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------------------------------------------
     4)     Proposed maximum aggregate value of transaction:

            -----------------------------------------------------------------
     5)     Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:

            -----------------------------------
     2)     Form, Schedule or Registration Statement No.:

            -----------------------------------
     3)     Filing party:

            -----------------------------------
     4)     Date filed:

            -----------------------------------

                            INDUSTRIAL BANCORP, INC.
                             211 N. Sandusky Street
                              Bellevue, Ohio 44811
                                 (419) 483-3375


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         Notice is hereby given that the 1998 Annual Meeting of Shareholders of Industrial Bancorp, Inc. (the "Company") will be held at the Bellevue Elks Lodge #1013, located at 214 West Main Street, Bellevue, Ohio 44811, on April 21, 1998, at 2:30 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         1. To elect three directors of the Company for terms expiring in 2000;

         2. To ratify the selection of Crowe, Chizek and Company as the auditors of the Company for the current fiscal year; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of the Company of record at the close of business on March 6, 1998, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                              By Order of the Board of Directors



                                              /s/David M. Windau
                                              ------------------
                                              David M. Windau, President


Bellevue, Ohio
March 17, 1998

                            Industrial Bancorp, Inc.
                             211 N. Sandusky Street
                              Bellevue, Ohio 44811
                                 (419) 483-3375

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed proxy (the "Proxy") is being solicited by the Board of Directors of Industrial Bancorp, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders of the Company to be held at the Bellevue Elks Lodge #1013, located at 214 West Main Street, Bellevue, Ohio 44811, on April 21, 1998, at 2:30 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, a shareholder may revoke a proxy by executing a later dated proxy which is received by the Company or by giving notice of revocation to the Company in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

                  FOR the election of Lawrence R. Rhoades, Fredric C. Spurck and Roger O. Wilkinson as directors of the Company for terms expiring in 2000; and

                  FOR the ratification of the selection of Crowe, Chizek and Company LLP ("Crowe Chizek") as the auditors of the Company for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of the Company and The Industrial Savings and Loan Association ("Industrial"), in person or by telephone, facsimile or mail, only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by the Company.

         Only shareholders of record as of the close of business on March 6, 1998 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each shareholder will be entitled to cast one vote for each share owned on the Voting Record Date. The Company's records disclose that, as of the Voting Record Date, there were 5,077,800 votes entitled to be cast at the Annual Meeting. This Proxy Statement is first being mailed to shareholders of the Company on or about March 17, 1998.


                                  VOTE REQUIRED

Election of Directors

         Under Ohio law and the Company's Code of Regulations (the "Regulations"), the three nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If the Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the election of the three nominees.

Ratification of Selection of Auditors

         The affirmative vote of the holders of a majority of the shares of the Company represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of the Company for the current fiscal year. The effect of an abstention will be the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the ratification of the selection of Crowe Chizek as auditors.

                   VOTING SECURITIES AND OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only persons known to the Company to own beneficially more than five percent of the common shares of the Company, as of March 6, 1998:

                                                       Amount and nature of
                                                       beneficial ownership
                                           ------------------------------------------
                                           Sole voting and/or    Shared voting and/or             Percent of
    Name and Address                        investment power       investment power           shares outstanding
    ----------------                        ----------------       ----------------           ------------------
First Bankers Trust Company, N.A.                 397,421               546,057                     10.8%
1201 Broadway
Quincy, Illinois  62301

Private Capital Management, Inc.                        -               397,800                      7.8%
3003 Tamiami Trail North
Naples, Florida  33940

Lawrence R. Rhoades                                84,481 (1)           185,644 (2)                  5.3%
159 Arlington Drive
Bellevue, Ohio  44811

---------------------
(1) Includes 13,331 shares which Mr. Rhoades may acquire through the exercise of stock options.

(2) Includes 177,744 shares held by The Industrial Savings and Loan Association Management Recognition Plan and Trust (the "MRP"), with respect to which Mr. Rhoades has shared voting power, as a trustee of the MRP.

         The following table sets forth certain information with respect to the number of common shares of the Company beneficially owned by each director and each executive officer of the Company and by all directors and executive officers of the Company as a group, as of March 6, 1998:

                                                     Amount and nature of
                                                     beneficial ownership
                                           ------------------------------------------
                                           Sole voting and/or    Shared voting and/or             Percent of
Name and Address (1)                        investment power       investment power           shares outstanding
----------------                           -----------------     --------------------         ------------------
Graydon H. Hayward                                23,888 (2)                       -                  0.47%
Leon W. Maginnis                                  18,688 (2)            212,744 (3)                   4.55
Bob Moore                                         57,466 (2)                       -                  1.13
Lawrence R. Rhoades                               84,481 (4)            185,644 (3)                   5.31
Fredric C. Spurck                                 18,888 (2)                       -                  0.37
Roger O. Wilkinson                                15,619 (2)                       -                  0.30
David M. Windau                                   69,654 (5)            177,844 (3)                   4.87
All directors and executive                      331,699                224,874                      10.96
officers as a group (9 persons)

------------------------
(1) Each of the persons listed may be contacted at the address of the Company.

(2) Includes 4,444 shares which may be acquired through the exercise of stock options granted pursuant to the Industrial Bancorp, Inc. 1996 Stock Option and Incentive Plan (the "Stock Option Plan").

(3) Includes 177,744 shares held by the MRP, with respect to which Messrs. Maginnis, Rhoades and Windau share voting power, as trustees of the MRP. Such shares are counted only once in calculating the total amount of shares beneficially owned by all directors and executive officers as a group.

(4) Includes 13,331 shares which Mr. Rhoades may acquire through the exercise of stock options.

(5) Includes 26,661 shares which Mr. Windau may acquire through the exercise of stock options.


                              ELECTION OF DIRECTORS

         The Regulations provide for a Board of Directors consisting of seven persons divided into two classes. In accordance with Section 2.02 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of the Company by the later of the January 15th immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of the Company owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

         Each of the directors of the Company is also a director of Industrial. Each director of the Company became a director of the Company in connection with the conversion of Industrial from mutual to stock form (the "Conversion") and the formation of the Company as the holding company for Industrial.

         The Board of Directors proposes the reelection of the following persons to serve as directors of the Company until the annual meeting of shareholders in 2000 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

                                                                                                Director of the
Name                                Age (1)            Position(s) held                          company since
----                                ---                ----------------                          -------------
Lawrence R. Rhoades                  68           Chairman of the Board, Chief Financial              1995
                                                  Officer and Director
Fredric C. Spurck                    50           Director                                            1995
Roger O. Wilkinson                   49           Director                                            1995

------------------
(1)   As of March 17, 1998.


         Mr. Rhoades served as the President of Industrial from 1965 to 1994, as Chief Executive Officer ("CEO") of Industrial from November 1995 to August 1996 and as CEO of the Company from its formation in February 1995 to August 1996. Mr. Rhoades currently serves as the Chairman of the Board and Chief Financial Officer of Industrial and the Company.

         Mr. Spurck has been the President and CEO of Webster Industries, Inc., Tiffin, Ohio since 1978. Webster Industries operates facilities in four states, producing chains and other component parts used in conveyor systems.

         Mr. Wilkinson has been the Deputy Director of the Huron County Alcohol, Drug Addiction and Mental Health Services Board, based in Norwalk, Ohio, for the past four years. For the prior 14 years, he was the manager of Norwalk Clinic, Inc., Norwalk, Ohio.

         If any nominee is unable to stand for election, any Proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                                  Director of the
Name                               Age (1)            Position(s) held             company since       Term expires
----                               ---                ----------------             -------------       ------------
Graydon H. Hayward                   52                Director                        1995                1999
Leon W. Maginnis                     63                Director                        1995                1999
Bob Moore                            69                Director                        1995                1999
David M. Windau                      47                Director, President,            1995                1999
                                                       CEO and Treasurer

-----------------
(1)   As of March 17, 1998.

         Mr. Hayward has been the President and owner of Hayward Rigging and Construction, Inc., Bellevue, Ohio, a firm which specializes in setting and relocating large machinery in industrial plants, since 1981.

         Mr. Maginnis is a Certified Public Account and Certified Fraud Examiner and has been Vice President-Finance of Hirt Publishing Company, Inc. since 1993. For the prior 23 years, Mr. Maginnis was the owner of Maginnis and Associates, a public accounting firm in Bellevue, Ohio.

         Mr. Moore is retired. He previously served as President of Willard Foods, Inc.

         Mr. Windau has served as the President and Treasurer of Industrial since October of 1994 and as the CEO since August 1996. Mr. Windau has been employed by Industrial for 20 years and was a Senior Vice President in charge of branch operations and deposit acquisitions prior to becoming President. Mr. Windau is also the President and CEO of the Company.

Meetings of Directors

         The Board of Directors of the Company met 15 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1997.

         The Board of Directors of Industrial met 15 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1997.

Committees of Directors

         The Board of Directors of the Company has an Audit Committee. The full Board of Directors serves as a nominating committee. The Company has no employees and, therefore, no compensation committee.

         The Audit Committee is responsible for selecting and recommending to the Board of Directors a firm to serve as auditors for the Company. The members of the Audit Committee are Messrs. Maginnis, Moore and Spurck. The Audit Committee of the Company's Board of Directors met one time during fiscal 1997.

         The Board of Directors of  Industrial  has an Executive  Committee,  an
Audit Committee and a Personnel and Salary Committee. The full Board of Directors serves as a nominating committee.

         The Executive Committee serves as a loan approval committee and is authorized to act on behalf of the Board of Directors between regular meetings of the Board of Directors. The members of the Executive Committee are Messrs. Maginnis, Moore and Windau. Alternate members are Messrs. Hayward, Spurck, Wilkinson and Rhoades. The Executive Committee met 52 times during fiscal 1997.

         The Audit Committee reviews and monitors the audit process. The members of the Audit Committee are Messrs. Maginnis, Moore and Spurck. The Audit Committee met one time during fiscal 1997.

         The function of the Personnel and Salary Committee is to determine compensation for Industrial's employees and to make recommendations to the Board of Directors regarding employee benefits and related matters. The Personnel and Salary Committee is comprised of Messrs. Hayward, Moore and Wilkinson. The Personnel and Salary Committee met three times during fiscal 1997.

                               EXECUTIVE OFFICERS


         In addition to Mr. Rhoades, who is the Chairman of the Board and Chief Financial Officer of the Company, and Mr. Windau, who is the President and CEO of the Company, the following persons are executive officers of the Company and hold the designated positions. Each executive officer of the Company serves at the pleasure of the Board of Directors.

  Name                             Age (1)       Position(s) held               Executive officer since
  ----                             ---           ----------------               -----------------------
  David W. Ball                     56               Secretary                        February 1995
  Stephan S. Beal                   37               Treasurer                        February 1995

------------------

(1)   As of March 17, 1998.

         Mr. Ball is a Senior Vice President and the Secretary of Industrial. He is responsible for lending operations and has been an employee of Industrial for the past 30 years.

         Mr. Beal is a Senior Vice President of Industrial and has been responsible for branch operations and deposit acquisition since October 1994. He has been an employee of Industrial for the past 13 years.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

         The following table sets forth the compensation paid to David M. Windau, the CEO of the Company and Industrial, and to Lawrence R. Rhoades, the Chairman of the Board of the Company and Industrial, for the fiscal years ended December 31, 1997, 1996 and 1995. No other executive officer of the Company or Industrial received compensation in excess of $100,000 in fiscal 1997.

                                       Annual compensation                      Long term compensation
                                     ------------------------      -------------------------------------------
Name and principal                                                    Restricted         Securities underlying       All other
position                    Year     Salary ($)     Bonus ($)      stock awards ($)         options/SARs (#)       compensation
--------                    ----     ----------     ---------      ----------------         ----------------       -------------
David M. Windau             1997      $134,628      $20,961                -                       -                $282,210 (4)
  CEO                       1996       116,972       21,522         $551,059 (1)             133,307 (3)             154,062 (5)
                            1995        99,726       49,115                -                       -                   8,800

Lawrence R. Rhoades (6)     1997      $ 68,558      $12,999                -                       -                $262,688 (4)
  Chairman of the Board     1996       108,711       20,002         $777,750 (2)              66,654 (3)             160,949 (5)
                            1995       119,671       58,938                -                       -                   9,200


(1) On May 1, 1996, Mr. Windau was awarded 36,135 common shares pursuant to the MRP. Mr. Windau paid no consideration for such shares. Such shares become earned and non-forfeitable at the rate of one-fifth per year on the anniversary of the date of the award, assuming continued employment with or service on the Board of Directors of Industrial. The market price of the Company's shares on May 1, 1996, determined by reference to the closing bid for the Company's shares on The Nasdaq National Market ("Nasdaq") on such date, was $15.25 per share. The aggregate market value of the shares awarded to Mr. Windau under the MRP, as of such date, was $551,059. As of December 31, 1997, the shares which have been awarded to Mr. Windau under the MRP had an aggregate market value of $641,396. Dividends and other distributions accruing with respect to such shares and earnings on such dividends and distributions will be paid to Mr. Windau according to the vesting schedule.

(2) On May 1, 1996, Mr. Rhoades was awarded 51,000 common shares pursuant to the MRP. Mr. Rhoades paid no consideration for such shares. Such shares become earned and non-forfeitable at the rate of one-fifth per year on the anniversary of the date of the award, assuming continued service on the Board of Directors of Industrial. The aggregate market price of such shares on May 1, 1996, determined by reference to the closing bid price for the Company's shares on Nasdaq on such date, was $777,750. As of December 31, 1997, the shares which have been awarded to Mr. Rhoades under the MRP had an aggregate market value of $905,250. Dividends and other distributions accruing with respect to such shares and earnings on such dividends and distributions will be paid to Mr. Rhoades according to the vesting schedule.

(3) Represents the number of common shares of the Company underlying options granted to Messrs. Windau and Rhoades pursuant to the Stock Option Plan.

(4) Consists of directors' fees and the $272,835 and $252,938 aggregate values of allocations to the accounts of Mr. Windau and Mr. Rhoades, respectively, pursuant to the Industrial Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP").

(5) Consists of directors' fees and the $146,262 and $152,174 aggregate values of allocations to the ESOP accounts of Mr. Windau and Mr. Rhoades, respectively.

(6) Mr. Rhoades served as CEO of the Company and Industrial through August 5, 1996.


Personnel and Salary Committee Report on Executive Compensation

         As a unitary savings and loan holding company, the business of the Company consists principally of holding the stock of Industrial. The functions of the executive officers of the Company, who are also the executive officers of Industrial, pertain primarily to the operations of Industrial. The executive officers receive their compensation, therefore, from Industrial, rather than from the Company. The Personnel and Salary Committee of Industrial has furnished the following report concerning executive compensation:

                             Decision Making Process

         The Company has not paid any cash compensation to its executive officers since its formation. All executive officers of the Company also currently hold positions with Industrial and receive cash compensation from Industrial. Decisions on cash compensation of Industrial's executives are made by the four-member Personnel and Salary Committee of Industrial's Board of Directors.

         The compensation levels of the executive officers, including the CEO, are reviewed each year by the Personnel and Salary Committee. The Personnel and Salary Committee utilizes independent surveys of compensation of officers in the thrift industry. The Personnel and Salary Committee also assesses each particular executive officer's contribution to the Company and Industrial, the skills and experiences required by his position and the potential of the executive officer. Based on the foregoing factors, recommendations are made by the Personnel and Salary Committee to the Board of Directors of Industrial. Such recommendations are reviewed by the Board of Directors of Industrial, except that Board members who are also executive officers do not participate in deliberations regarding their own respective compensation.

            Compensation Policies Toward Executive Officers Generally

         The Personnel and Salary Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the annual and long-term performance goals of Industrial and the Company, reward above-average performance, recognize individual initiative and achievements and assist Industrial and the Company in attracting and retaining qualified executives. The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under Industrial's non-qualified Bonus Plan (hereinafter defined). The combination of base salary and incentive compensation is designed to relate total compensation levels to the performance of Industrial and the Company and each individual executive officer's contribution thereto.

         The objectives of the Bonus Plan are to motivate and reward the executive officers in connection with the accomplishment of annual objectives of Industrial and the Company, to reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results and to provide a competitive compensation package which will attract, reward and retain individuals of the highest quality. For executive officers of Industrial and the Company, including the CEO, incentive awards are determined as a percentage of annual base salary, which percentage is calculated utilizing a corporate goal factor and a performance factor. The corporate goal factor is based upon the Company's achievement of certain levels of earnings. The performance factor is based upon the particular executive officer's performance during the preceding year.

                       Determination of CEO's Compensation

         The Personnel and Salary Committee based the compensation of Mr. Windau in 1997 on the policies described above for executive officers. The Personnel and Salary Committee believes that the level of compensation paid to Mr. Windau in 1997 was fair and reasonable when compared with compensation levels in the thrift industry reported in various independent surveys. The compensation earned by Mr. Windau in 1997 reflects the significant management and leadership responsibilities required of him and the effective manner in which those responsibilities were fulfilled.

         Submitted by the Personnel and Salary Committee of Industrial:

         Graydon H. Hayward
         Bob Moore
         Roger O. Wilkinson


Personnel and Salary Committee Interlocks

         During fiscal 1997, no member of the Personnel and Salary Committee was a current or former executive officer or employee of the Company or Industrial or had a reportable business relationship with the Company or Industrial.

Performance Graph

         The following graph compares the cumulative total return on the Company's shares for the fiscal year ended December 31, 1997, with the cumulative total return of an index of companies whose shares are traded on Nasdaq and a savings and loan industry index for the same period:









                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

Stock Option Plan

         The shareholders of the Company adopted the Stock Option Plan at the 1996 Annual Meeting of Shareholders. Pursuant to the Stock Option Plan, 555,450 shares were reserved for issuance by the Company upon the exercise of options to be granted to certain directors, officers and employees of Industrial and the Company from time to time under the Stock Option Plan. Options to purchase
388,815 common shares of the Company were granted pursuant to the Stock Option Plan during fiscal 1996. No options were granted pursuant to the Stock Option Plan during fiscal 1997.

         The Stock Option Committee may grant options under the Stock Option Plan at such times as they deem most beneficial to Industrial and the Company on the basis of the individual participant's responsibility, tenure and future potential to Industrial and the Company. In accordance with regulations of the Office of Thrift Supervision (the "OTS"), the Stock Option Plan provides that no individual may receive options to purchase more than 25% of the shares which are reserved for issuance under the Stock Option Plan, and directors who are not employees of the Company or Industrial may not receive options to purchase more than 5% of such shares individually or 30% in the aggregate.

         Without further approval of the shareholders, the Board of Directors may at any time terminate the Stock Option Plan or may amend it from time to time in such respects as the Board of Directors deems advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment which would (a) increase the aggregate number of common shares which may be issued under the Stock Option Plan (except for adjustments to reflect certain changes in the capitalization of the Company), (b) materially modify the requirements as to eligibility for participation in the Stock Option Plan, or
(c) materially increase the benefits accruing to participants under the Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may amend the Stock Option Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

         Options granted to the officers and employees under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the Stock Option Plan to directors who are not employees of the Company or Industrial will not qualify under the Code and thus will not be incentive stock options ("Non-Qualified Stock Options").

         The option exercise price of each option granted under the Stock Option Plan is determined by the Committee at the time of option grant; provided, however, that the exercise price for an option must not be less than 100% of the fair market value of the shares on the date of the grant. In addition, the exercise price of an ISO may not be less than 110% of the fair market value of the shares on the date of the grant if the recipient owns more than 10% of the Company's outstanding common shares.

         The Stock Option Committee fixes the term of each option, except that an ISO cannot be exercisable after the expiration of ten years from the date it is granted; provided, however, that if a recipient of an ISO owns a number of shares representing more than 10% of the shares of the Company outstanding at the time the ISO is granted, the term of the ISO must not exceed five years. One-fifth of the stock options covered by an award under the Stock Option Plan become exercisable on each of the first five anniversaries of the date of the award. If the fair market value of shares awarded pursuant to ISOs exercisable for the first time by a participant under the Stock Option Plan during any calendar year exceeds $100,000, however, the ISOs will be considered Non-Qualified Stock Options to the extent of such excess.

         An option recipient cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination for cause, as defined in the Stock Option Plan, will result in the annulment of any outstanding exercisable options. Any options which have not yet become exercisable will terminate upon the resignation, removal or retirement of a director or upon the termination of employment of an officer or employee, except in the case of death or disability.

         The following table sets forth information regarding the number and value of unexercised options held by Messrs. Windau and Rhoades at December 31, 1997:

                         Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/97 Option /SAR Values

                                                                   Number of Securities
                                                                 Underlying Unexercised         Value of Unexercised "In-the-Money"
                                                                Options/SARs at 12/31/97 (#)        Options/SARs at 12/31/97 ($)(1)
                           Shares Acquired       Value
Name                       on Exercise (#)     Realized ($)      Exercisable/Unexercisable            Exercisable/Unexercisable
----                       -----------         --------          -------------------------            -------------------------
David M. Windau                  -0-              -0-                  26,661/106,646                      $179,961/$719,861

Lawrence R. Rhoades              -0-              -0-                  13,331/53,323                       $89,984/$359,930
-------------------

(1) For purposes of this table, the value of the option was determined by multiplying the number of options by the difference between the $11.00 exercise price and the fair market value of the Company's common shares, which was $17.75 on December 31, 1997, based on the closing bid price reported by Nasdaq.


Management Recognition Plan

         The shareholders of the Company adopted the MRP at the 1996 Annual Meeting of Shareholders. With funds contributed by Industrial, the MRP purchased 222,180 common shares of the Company, all of which were awarded to directors and executive officers of Industrial during fiscal 1996.

         The MRP is administered by the MRP Committee of Industrial's Board of Directors, which is composed of three directors of Industrial who are not employees of Industrial. The MRP Committee determines the directors and employees of the Company and Industrial to whom shares are awarded under the MRP, and the number of shares to be awarded, on the basis of the individual participant's responsibility, tenure and future potential to Industrial and the Company. In accordance with OTS regulations, the MRP provides that no individual may be awarded more than 25% of the shares which are reserved for issuance under the MRP, and directors who are not employees of the Company or Industrial may not receive more than 5% of such shares individually or 30% in the aggregate.

         Unless the MRP Committee specifies a longer period of time, one-fifth of the number of shares awarded to an individual become earned and non-forfeitable on each of the first five anniversaries of the date of such award. Until shares awarded are earned by a participant, such shares are forfeited in the event that the participant ceases to be either a director or an employee of the Company or Industrial, except that in the event of the death or disability of a participant, the participant's shares are deemed to be earned and non-forfeitable.

         Shares awarded pursuant to the MRP, along with any dividends and other distributions paid on such shares and earnings thereon, are distributed to recipients as soon as practicable after such shares become earned. Recipients are not permitted to transfer or direct the voting of shares awarded under the MRP until they become earned.

Employee Stock Ownership Plan

         The Company has established the ESOP for the benefit of employees of the Company and its subsidiaries, including Industrial, who are age 21 or older and who have completed at least one year of service with the Company and its subsidiaries. The ESOP provides an ownership interest in the Company to all eligible full-time employees of the Company.

         The trust created to hold the ESOP's assets (the "ESOP Trust") borrowed funds from the Company with which it acquired 444,361 of the common shares sold in the Conversion. Such loan is secured by the common shares purchased with the loan proceeds and will be repaid by the ESOP over a period of up to 12 years with discretionary contributions to the ESOP and earnings on ESOP assets. The common shares purchased by the ESOP Trust with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. In addition to the 444,361 shares purchased with such borrowed funds, 90,000 common shares of the Company were purchased by the ESOP Trust using a portion of the funds distributed by the Company in May 1996 as a return of capital.

         Contributions to the ESOP and shares released from a suspense account are allocated among participants on the basis of compensation. Except for participants who retire, become disabled or die during a plan year, all other participants must have completed at least 1,000 hours of service in order to receive an allocation. Benefits become fully vested after five years of service. Existing employees of the Company and Industrial were given credit for vesting purposes for years of service to Industrial prior to the effective date of the ESOP. Vesting is accelerated upon retirement at or after age 65, death, disability, termination of the ESOP or a change in control of Industrial. Shares allocated to the account of a participant whose employment by Industrial terminates prior to having satisfied the vesting requirement will be forfeited. Forfeitures will be reallocated among remaining participating employees. Benefits may be paid either in the Company's common shares or in cash. Benefits may be payable upon retirement, death, disability or separation from service. Benefits payable under the ESOP cannot be estimated.

         The common shares and other ESOP funds are held in the ESOP Trust and invested by the trustee of the ESOP Trust (the "ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. The ESOP Trustee has no authority to vote allocated shares in respect of which no instructions are received from the participating employee. Unallocated shares are voted by the ESOP Trustee in its sole discretion.

         The Commissioner of the Internal Revenue Service has made a favorable determination in respect of the tax-qualified status of the ESOP.

         As of March 6, 1998, 180,728 of the 534,361 common shares of the Company held in the ESOP Trust had been allocated to the accounts of participants.

Bonus Plan

         Industrial provides a Bonus Plan (the "Bonus Plan") to encourage its employees to contribute to the financial success of Industrial and thus share in its profits. Both full- and part-time employees are eligible to participate in the Bonus Plan if they have been employed by Industrial for more than one year of continuous service. The amount received by individual employees pursuant to the Bonus Plan is determined by the Personnel and Salary Committee based on various factors, including performance and tenure. For the year ended December 31, 1997, Industrial contributed $300,193 to the Bonus Plan. The Bonus Plan is subject to annual review by Industrial's Board of Directors.

Employment Agreements

         Industrial has entered into employment agreements with Messrs. Windau, Ball and Beal (the "Employment Agreements"). The Employment Agreements became effective on January 1, 1996, and provide for initial terms of three years. The Employment Agreements provide for salary and performance review by the Board of Directors not less often than annually. Each of the Employment Agreements provides for inclusion of the employee in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave in accordance with Industrial's prevailing policies.

         The Employment Agreements are terminable by Industrial at any time. In the event of termination by Industrial for "just cause," as defined in the Employment Agreements, the employee will have no right to receive any compensation or other benefits for any period following such termination. In the event of a termination other than for "just cause" and not in connection with a "change of control", as defined in the Employment Agreements, the employee will be entitled to payment of an amount equal to the employee's annual salary. The Employment Agreements further provide that in the event of a termination in connection with or within one year of a "change of control," the employee will be entitled to payment of an amount equal to three times the employee's annual salary. The amount which would be payable to Mr. Windau in the event of a "change of control", based upon his salary as of December 31, 1997, is $390,000.

Director Compensation

         Each director of Industrial, other than the Chairman of the Board, currently receives a fee of $625 per meeting, with one excused absence per year. The Chairman of the Board receives $650 per meeting. In addition, each member of a committee who is not a full-time employee of Industrial receives $250 per committee meeting attended. No fees are paid for service as a director of the Company.

Certain Transactions

         Industrial has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Such loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time and in accordance with
Industrial's underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features.


                              SELECTION OF AUDITORS

         The Board of Directors has selected Crowe Chizek as the auditors of the Company for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         Any proposals of shareholders intended to be included in the Company's proxy statement for the 1998 Annual Meeting of Shareholders should be sent to the Company by certified mail and must be received by the Company not later than November 17, 1998.


         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.



                                              By Order of the Board of Directors



                                              /s/David M. Windau
                                              ------------------
                                              David M. Windau, President

Bellevue, Ohio
March 17, 1998

                                 REVOCABLE PROXY
                            INDUSTRIAL BANCORP, INC.

 [X]    PLEASE MARK VOTES
        AS IN THIS EXAMPLE

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF INDUSTRIAL BANCORP, INC.

   The undersigned shareholder of Industrial Bancorp, Inc. (the "Company") hereby constitutes and appoints David M. Windau and Lawrence R. Rhoades, or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of the Company to be held at The Bellevue Elks Lodge #1013, located at 214 W. Main Street, Bellevue, Ohio 44811, on April 21, 1998, at 2:30 p.m., local time (the "Annual Meeting"), all of the shares of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement.

1. The election of three directors:

                                       Lawrence R. Rhoades
                                        Fredric C. Spurck
                                       Roger O. Wilkinson



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------




2. The approval of the selection of Crowe, Chizek and Company LLP as the auditors of the Company for the current fiscal year.

   This Revocable Proxy will be voted as directed by the undersigned member. If no direction is given, this Revocable Proxy will be voted FOR the nominees listed and FOR proposal 2.

   All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting of Shareholders of the Company and of the accompanying Proxy Statement is hereby acknowledged.

   NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED FOR MAILING IN THE U.S.A.

                         Please be sure to sign and date
                          this Proxy in the box below.


                    _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above


   Detach above card, date, sign and mail in postage paid envelope provided.

                            INDUSTRIAL BANCORP, INC.

   IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                               PLEASE ACT PROMPTLY
                     DATE, SIGN & MAIL YOUR PROXY CARD TODAY